Exhibit 10.30

THIS PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

$50,000.00	March 15, 2021

FOR VALUE RECEIVED, the undersigned, Kidpik Corp., a Delaware corporation (the “Borrower”), promises to pay to the order of Raine Silverstein & Renee Dabah, co-trustees, u/a/d 02/02/1997, Trust FBO Chana Dabah or permitted assigns (the “Holder”), the principal sum of Fifty Thousand ($50,000) dollars, being payable in lawful money of the United States of America, at the principal office of the Borrower, or at such place as the Holder may designate in writing. Subject to Section 1.1 hereof, the principal on this Note shall mature and the entire unpaid balance shall become due and payable in full on January 15, 2022 (the “Maturity Date”).

1. Conversion.

1.1 Subsequent Financing. Upon the closing of a Subsequent Financing (as defined below) on or prior to the Maturity Date, the outstanding principal amount of this Convertible Promissory Note (the “Note”) shall automatically and without any action of the Holder convert into validly issued, fully paid and non-assessable shares or units of securities of the same kind, and having the same rights, preferences and privileges as those securities issued in the Subsequent Financing (the “Subsequent Financing Securities”) at a conversion price equal to the per share or unit purchase price of the Subsequent Financing Securities. The Subsequent Financing Securities to be issued to the Holder in the Subsequent Financing shall be identical in all respects to the securities issued by the Borrower in the Subsequent Financing and the Holder shall have all the rights and benefits (including the benefits of any representations and warranties, preemptive rights, rights of first offer, co-sale rights and other similar rights) accorded to the purchasers of the Subsequent Financing Securities. The Borrower shall not issue fractional shares but shall pay to the Holder in cash the dollar equivalent of any fractional shares on the closing date of the Subsequent Financing. For purposes hereof, a “Subsequent Financing” means the Borrower’s next equity financing in which it sells newly-issued shares of its equity securities or any securities convertible into or exchangeable or exercisable for its equity securities, of one or more series, and in which the Borrower receives aggregate gross cash proceeds of at least $2,000,000.

1.2 Sale of Borrower. If, prior to a Subsequent Financing, the Borrower commits to a Sale of the Borrower (as defined below), then the outstanding principal under this Note shall automatically and without any action of the Holder be paid at 110% of the then outstanding principal. A “Sale of the Borrower” shall mean (i) the sale or transfer of fifty percent (50%) of more of the outstanding voting capital stock of the Borrower, (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Borrower or any subsidiary of the Borrower of all or substantially all the assets of the Borrower and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Borrower if substantially all of the assets of the Borrower and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Borrower, or (iii) the consolidation, merger or reorganization of the Borrower into any other entity, in which the Borrower is not the surviving entity and in which the stockholders of the Borrower existing prior to the transaction hold less than fifty percent (50%) of the outstanding voting capital stock of the surviving entity, immediately following such transaction.

2. Default. In the case of one or more of the following events (each, a “Default”) (i) the Borrower fails to pay when due any payment of principal or interest hereof or (ii) the Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (iii) the Borrower applies for a trustee, receiver or other custodian for it or a substantial part of its property; (iv) a trustee, receiver or other custodian is appointed for the Borrower or for a substantial part of its property; or (v) any bankruptcy, reorganization, debt arrangement, or other case of proceeding, is commenced in respect of the Borrower; then, upon the occurrence of any such Default, the Holder may, without notice, declare the unpaid principal and interest on this Note, and all other obligations of the Borrower to the Holder, at once due and payable, whereupon such principal, interest and other obligations shall become at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time.

3. Waiver of Certain Rights. Subject to any applicable notice periods, all parties to this Note, including the maker and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be without notice or consent of any of them.

4. Enforcement. Upon any Default, the Holder may employ an attorney to enforce the Holder’s rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the Holder reasonable attorneys’ fees, plus all other reasonable expenses incurred by the Holder in exercising any of the Holder’s rights and remedies upon default. The rights and remedies of the Holder as provided in this Note shall be cumulative and may be pursued singly, successively, or together against any other funds, property or security held by the Holder for payment or security, in the sole discretion of the Holder. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

5. Miscellaneous.

5.1 Successors and Assigns. This Note, and the obligations and rights of the Borrower hereunder, shall be binding upon and inure to the benefit of the Borrower, the Holder, and their respective heirs, personal representatives, successors and permitted assigns (which shall include a transfer by a Holder which is an entity to a wholly owned subsidiary of such entity, a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Note), except that the Holder may not assign or transfer any of its rights or obligations under this Note, by negotiation or otherwise, without the prior written consent of the Borrower and then only upon the assignee’s entering into a joinder agreement, in form and substance satisfactory to the Borrower, whereby such assignee becomes a party to, and bound by, the terms of this Note.

5.2 Amendment. Changes in or amendments or additions to this Note may only be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may only be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Borrower and holders of a majority of the then outstanding principal amount of the Notes.

5.3 Payments. All payments shall be made in such coin and currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

5.4 Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by reliable overnight courier service, or delivered by hand, to the Borrower or to the Holder at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto and shall be effective upon receipt:

If to the Borrower:

Kidpik Corp.

200 Park Avenue South

3rd Floor

New York, NY 10003

Attn: Chief Executive Officer

With a copy to:

Kidpik Corp.

200 Park Avenue South

3rd Floor

New York, NY 10003

Attn: Chief Financial Officer

If to the Holder, to such address as the original purchaser of this Note shall have provided to the Company, as may be amended hereafter by written notice by such Holder to the Borrower delivered as aforesaid; or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other party. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of overnight courier, on the second next business day.

5.5 Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

5.6 Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

5.7 Headings. The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

IN WITNESS WHEREOF, the Borrower and the Holder have caused this Note to be executed as of the day and year first above written.

KIDPIK CORP.

/s/ Ezra Dabah
Name:	Ezra Dabah
Title:	Chief Executive Officer